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                                                                     Exhibit 5

               [SCHULER, MESSERSMITH, DALY & LANSDOWNE LETTERHEAD]

                                   May 12, 2000

SBS Technologies, Inc.
2400 Louisiana Blvd. NE
AFC Building 5, Suite 600
Albuquerque, NM 87110

Ladies and Gentlemen:

     We have participated in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed May 12, 2000, with the Securities and Exchange Commission by SBS Technologies, Inc. ("Company") for the purpose of registering under the Securities Act of 1933, 174,863 shares ("Shares") of the Company's common stock ("Common Stock"). The Shares were issued to the two shareholders of SciTech, Inc. ("SciTech") in connection with the Company's acquisition of SciTech in December 1999.

     For purposes of this opinion, we have examined such records, certificates and documents, and such questions of law, as we have deemed necessary as a basis for the opinions hereafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to those opinions, we have relied upon statements and written information of representatives of the Company and of others.

     Based upon the foregoing and subject to the limitations set forth in this letter, it is our opinion that:

                  The Shares to be offered have been duly authorized and validly issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving that consent, we do not admit that we are in the category of those persons whose consent is required under Section 7 of the Securities Act of 1933.

     The opinions expressed in this letter are solely for your benefit and may not be relied upon by any other person or used in any manner or for any purpose except as specifically provided for in this opinion. We are members of the bar of the State of New Mexico and express our opinion with respect to the law of that state and United States federal law only.


                                    Very truly yours,

                                    /s/ SCHULER, MESSERSMITH, DALY & LANSDOWNE

                                    Schuler, Messersmith, Daly & Lansdowne